As filed with the Securities and Exchange Commission on March 8, 2023
Registration No. 333-137692
Registration No. 333-166246
Registration No. 333-188104
Registration No. 333-210048
Registration No. 333-237910

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-137692
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-166246
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-188104
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-210048
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-237910

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware	95-3685934
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5775 Morehouse Drive San Diego, California 92121-1714
(Address of Principal Executive Offices)
(Zip Code)

QUALCOMM INCORPORATED 2006 LONG-TERM INCENTIVE PLAN
AMENDED AND RESTATED QUALCOMM INCORPORATED 2016 LONG-TERM INCENTIVE PLAN
QUALCOMM INCORPORATED 2023 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Ann Chaplin
General Counsel and Corporate Secretary
QUALCOMM Incorporated
5775 Morehouse Drive
San Diego, California, 92121-1714
(Name and address of agent for service)

858-587-1121
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SHARES OF COMMON STOCK

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-8 (File No. 333-137692) pertaining to the registration of 70,555,785 shares of common stock, par value $0.0001 per share (“Common Stock”) of QUALCOMM Incorporated (the “Company”), issuable under the QUALCOMM Incorporated 2006 Long-Term Incentive Plan (the “2006 LTIP”), which was filed with the Securities and Exchange Commission (the “SEC”) and became effective on September 29, 2006. No additional awards will be made relating to such shares and there are no longer any shares to be issued under the 2006 LTIP. Effective immediately upon the filing of this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No.333-137692), the Company hereby deregisters the shares of Common Stock previously registered for offer and sale under the 2006 LTIP, but remaining unsold, if any, and terminates the effectiveness of the Registration Statement on Form S-8 (File No. 333-137692).

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-166246) pertaining to the registration of 13,298,384 shares of Common Stock of the Company, issuable under the 2006 LTIP, which was filed with the SEC and became effective on April 22, 2010. No additional awards will be made relating to such shares and there are no longer any shares to be issued under the 2006 LTIP. Effective immediately upon the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No.333-166246), the Company hereby deregisters the shares of Common Stock previously registered for offer and sale under the 2006 LTIP, but remaining unsold, if any, and terminates the effectiveness of the Registration Statement on Form S-8 (File No. 333-166246).

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-8 (File No. 333-188104) pertaining to the registration of 90,000,000 shares of Common Stock of the Company, issuable under the 2006 LTIP, which was filed with SEC and became effective on April 24, 2013. No additional awards will be made relating to such shares and there are no longer any shares to be issued under the 2006 LTIP. Effective immediately upon the filing of this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-188104), the Company hereby deregisters the shares of Common Stock previously registered for offer and sale under the 2006 LTIP, but remaining unsold, if any, and terminates the effectiveness of the Registration Statement on Form S-8 (File No.188104).

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-210048) pertaining to the registration of 180,000,000 shares of Common Stock of the Company, issuable under the Amended and Restated QUALCOMM Incorporated 2016 Long-Term Incentive Plan (the “2016 LTIP”), which was filed with SEC and became effective on March 9, 2016. No additional awards will be made relating to such shares and there are no longer any shares to be issued under the 2016 LTIP. Effective immediately upon the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No.333-210048), the Company hereby deregisters the shares of Common Stock previously registered for offer and sale under the 2016 LTIP, but remaining unsold, if any, and terminates the effectiveness of the Registration Statement on Form S-8 (File No. 210048).

PARTIAL DEREGISTRATION OF SHARES OF COMMON STOCK

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-237910) pertaining to the registration of 74,500,000 shares of Common Stock of the Company, issuable under the 2016 LTIP, which was filed with the SEC and became effective on April 29, 2020 (the “2020 Prior Registration Statement”).

At the 2023 Annual Meeting of Stockholders of the Company held on March 8, 2023, the stockholders of the Company approved the QUALCOMM Incorporated 2023 Long-Term Incentive Plan (the “2023 LTIP”) to replace the 2016 LTIP. Effective that date, the 2016 LTIP was terminated, and no additional awards will be made thereunder. Effective immediately upon the filing of this Post-Effective Amendment No. 1 to the 2020 Prior Registration Statement, the Company hereby deregisters those shares of Common Stock previously registered for offer and sale under the 2016 LTIP that were remaining available for grants of new awards under the 2016 LTIP immediately prior to its termination (the “Excess Shares”). The Excess Shares will immediately be carried forward to the New Registration Statement (as defined below). Further, additional shares of Common Stock subject to outstanding awards under the 2016 LTIP that expire, are forfeited, cancelled, terminated, fail to vest, are not earned due to any performance goal that is not met, paid in cash, exchanged by the participant or withheld by the Company to satisfy withholding or tax payment obligations (the “Potential Carry Forward Shares”) will also be deregistered upon such forfeiture, cancellation, termination, expiration, failure to vest, failure to be earned due to not meeting applicable performance criteria, payment in cash, exchange by the participant or withholding by the Company to satisfy withholding or tax payment obligations. The 2020 Prior Registration Statement will remain in effect as to the 2016 LTIP to cover the potential issuance of shares of Common Stock upon the exercise or settlement of the outstanding 2016 LTIP awards to which the Potential Carry Forward Shares are subject. Under the terms of the 2023 LTIP, upon the expiration, termination, cancellation, forfeiture or repurchase of the subject awards, the Potential Carry Forward Shares will automatically become available for issuance under the 2023 LTIP, deregistered from the 2020 Prior Registration Statement and carried forward to the New Registration Statement.

Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the 2020 Prior Registration Statement covering the 2016 LTIP, the Company is filing a new Registration Statement on Form S-8 to register 82,000,000 shares of Common Stock for issuance under the 2023 LTIP and 2,709,638 Excess Shares, together with up to 71,790,362 Potential Carry Forward Shares if and when they become eligible for issuance under the terms of the 2023 LTIP as described above (the “New Registration Statement”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.	Description
24	Power of Attorney (included in signature page to this Registration Statement)

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement with respect to the QUALCOMM Incorporated 2006 Long-Term Incentive Plan and the Amended and Restated QUALCOMM Incorporated 2016 Long-Term Incentive Plan, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 8, 2023.

QUALCOMM Incorporated

By:	/s/ Cristiano R. Amon
Cristiano R. Amon
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
The officers and directors of QUALCOMM Incorporated whose signatures appear below hereby constitute and appoint Cristiano R. Amon and Akash Palkhiwala, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned these post-effective amendments to the Registration Statements on Form S-8 with respect to the QUALCOMM Incorporated 2006 Long-Term Incentive Plan and any amendment or amendments thereto, and the 2016 Long-Term Incentive Plan and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Cristiano R. Amon	President and Chief Executive Officer, and Director	March 8, 2023
Cristiano R. Amon	(Principal Executive Officer)

/s/ Akash Palkhiwala	Chief Financial Officer	March 8, 2023
Akash Palkhiwala	(Principal Financial Officer)

/s/ Neil Martin	Senior Vice President, Finance and Chief Accounting Officer	March 8, 2023
Neil Martin	(Principal Accounting Officer)

/s/ Sylvia Acevedo	Director	March 8, 2023
Sylvia Acevedo

/s/ Mark Fields	Director	March 8, 2023
Mark Fields

/s/ Jeffrey W. Henderson	Director	March 8, 2023
Jeffrey W. Henderson

/s/ Gregory N. Johnson	Director	March 8, 2023
Gregory N. Johnson

/s/ Ann M. Livermore	Director	March 8, 2023
Ann M. Livermore

/s/ Mark D. McLaughlin	Chair	March 8, 2023
Mark D. McLaughlin

/s/ Jamie S. Miller	Director	March 8, 2023
Jamie S. Miller

/s/ Irene B. Rosenfeld	Director	March 8, 2023
Irene B. Rosenfeld

/s/ Kornelis (Neil) Smit	Director	March 8, 2023
Kornelis (Neil) Smit

/s/ Jean-Pascal Tricoire	Director	March 8, 2023
Jean-Pascal Tricoire

Director
Anthony J. Vinciquerra